UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 15, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

4699 Old Ironsides Drive, Suite 300 Santa Clara, California 95054
(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 15, 2017 (the “Effective Date”) Uni-Pixel Displays, Inc. (“Displays”), a wholly owned subsidiary of Uni-Pixel, Inc. (“Uni-Pixel” or the “Company”), entered into the Letter Agreement Amendment (the “Amendment”) to the XSense Patent License Agreement (the “Patent License Agreement”) and the XSense Intellectual Property License Agreement (the “IP License Agreement”, and collectively with the Patent License Agreement, the “License Agreements”) by and between Displays and Atmel Corporation (“Atmel”). Displays originally entered into the License Agreements with Atmel, as previously disclosed by the Company, on April 16, 2015. The Amendment adds an affiliate of Atmel, Microchip Technology (Barbados) II Inc., as a party to the License Agreements.

The Amendment revises the respective License Agreements to provide that the licenses granted by Atmel to Displays for the Licensed XSense Patents (as defined in the Patent License Agreement) and the Licensed XSense IP (as defined in the IP License Agreement) allow for Displays to enter into a non-transferable, non-assignable, non-exclusive, royalty-bearing sublicense solely to General Interface Solution Limited, a Samoa corporation (“GIS”), to make, use offer for sale, sell and import Licensed XSense Products (as defined in the License Agreements), subject to certain terms provided for in the Amendment. Furthermore, the Amendment provides that if a sublicense agreement is in effect at the time that the License Agreements are terminated for any reason, then such sublicense will survive and remain in full force and effect with Atmel having assumed such sublicense agreement.

The Amendment increases the Royalty Rate (as such term is defined in the Patent License Agreement) for all sales of Licensed XSense Products by the Company under the Patent License Agreement, not including any sublicense arrangement, to 4%. The Amendment also provides that the definition of Sales Price (which is used to calculate the Royalty Rate) in the Patent License Agreement means the gross revenue recognized by the Company from the sale, use or other disposition of a Licensed XSense Product by the Company.

In addition, the Amendment adds that the Company shall pay Atmel a separate Royalty Rate of 5.7% for any GIS sublicenses, based on the manufacturing costs used by the Company to calculate the royalty payable under its sublicense agreement with GIS (the “Sublicense Price”), provided always that the Sublicense Price shall be reflect an arm’s length transaction between a willing licensor and a willing licensee and be no less than the manufacturing cost incurred by other manufacturers involving the most similar products sold in the same volume in an arms-length transaction, as reasonably determined by Displays and auditable by Atmel. A minimum of 4% of the 5.7% Royalty Rate owed to Atmel for a sublicense agreement with GIS must be paid in cash, in which case the remaining 1.7% will be paid to Atmel in the Company’s stock or other consideration as mutually agreed upon by the parties. Furthermore, the maximum cumulative annual royalties payable for the GIS sublicense is $13,250,000. Royalties from the GIS sublicense are separate from and do not count toward the minimum annual royalty amount paid for Display’s license under the Patent License Agreement during the Initial Term (as such term is defined in the Patent License Agreement), the maximum cumulative annual royalties during the Renewal Period (as such term is defined in the Patent License Agreement), nor the calculation of when the Non-Refundable Prepayment (as such term is defined in the Patent License Agreement) has been fully used and credited.

Other than as described above, the material terms of the License Agreements, as previously disclosed by the Company, have not been revised. Copies of these License Agreements are attached as exhibits to the Company’s Current Report on Form 8-K dated April 16, 2015 and are incorporated herein by reference. Copies of the Amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement Amendment dated February 15, 2017 to XSense Patent License and XSense Intellectual Property License each between Uni-Pixel Displays, Inc. and Atmel Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2017	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer

EXHIBIT LIST

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement Amendment dated February 15, 2017 to XSense Patent License and XSense Intellectual Property License each between Uni-Pixel Displays, Inc. and Atmel Corporation.